Exhibit 3.25

[SEAL]	State of Missouri
Robin Carnahan, Secretary of State

Corporations Division
P.O. Box 778 / 600 W. Main Street, Rm 322
Jefferson City, MO 65102

Articles of Organization
(Submit with filing fee of $105)

1.              The name of the limited liability company is:

Eagle Mayaguez. LLC

(Must include “Limited Liability Company,” “Limited Company,” “LC,” L.C.,” “L.L.C.,” or “LLC”)

2.              The purpose(s) for which the limited liability company is organized:

To transact any and all lawful business for which a limited liability company may be organized under the Missouri Limited Liability Company Act and exercise all rights and engage in all activities related thereto.

3.              The name and address of the limited liability company’s registered agent in Missouri is:

John W. Carver, 1000 Biltmore Drive, Fenton, Missouri 63026

Name                 Street Address: May not use P.O. Box unless street address also provided                                      City/State/Zip

4.              The management of the limited liability company is vested in ☐ managers  ☒ members                                                               (check one)

5.              The events, if any, on which the limited liability company is to dissolve or the number of years the limited liability company is to continue, which may be any number or perpetual:   PERPETUAL

(The answer to this question could cause possible tax consequences, you may wish to consult with your attorney or accountant)

6.              The name(s) and street address(es) of each organizer (P.O. Box may only be used in addition to a physical street address): John W. Carver, 1000 Biltmore Drive, Fenton, Missouri 63026

7.              The effective date of this document is the date it is filed by the Secretary of State of Missouri, unless you indicate a future date, as follows:

(Date may not be more than 90 days after the filing date in this office)

In affirmation thereof, the facts stated above are true and correct:

(The undersigned understands that false statements made in this filing are subject to the penalties provided under Section 575.040, RSMo)

/s/ John W. Carver	John W. Carver	Oct. , 2007
Organizer Signature	Printed Name	Date

Organizer Signature	Printed Name	Date

Organizer Signature	Printed Name	Date

Name and address to return filed document:

Name:	Lorrie Maag, Corporate Paralegal
Address	Blackwell Sanders LLP
720 Olive Street, Suite-2400
City, State, and Zip Code:	St: Louis, MO 63101